EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated March 17, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Toreador Resources Corporation on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Toreador Resources Corporation on Form S-8.

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Houston, Texas
May 15, 2008